UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2014 (May 1, 2014)

INTERCEPT PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35668	22-3868459
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 W. 15th Street, Suite 505 New York, New York		10011
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (646) 747-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 1, 2014, Intercept Pharmaceuticals, Inc. (the “Company”) entered into a lease agreement with The Irvine Company LLC for its new office in San Diego. The lease will provide the Company with approximately 47,000 rentable square feet in San Diego for office space. The lease term is anticipated to commence in September 2014 and is anticipated to end in September 2019. The Company also has an option to further extend the lease for an additional five year term at market rates prevailing at such time.

The rent for the first year will be approximately $874,000 without giving effect to rent abatements and the rent will gradually increase every 12 months during the lease term. During the first six months, the Company will receive a partial rent abatement from the landlord. The landlord will also provide the Company with contributions of up to approximately $2.4 million for improvements to the office space.

Pursuant to the terms of the new lease, the Company has provided the landlord with a letter of credit for $874,000, which will decrease at certain times during the term of the lease.

The Irvine Company LLC, which is also the landlord of the Company’s current San Diego office, has agreed to release the Company from its obligations under the current San Diego lease effective as of the commencement date of the lease for the new San Diego office.

The foregoing description of the lease is qualified in its entirety by reference to copy of the lease agreement attached hereto as Exhibit 10.1, which is incorporated by reference into this Item 1.01.

Item 2.02 Results of Operations and Financial Condition.

On May 7, 2014, the Company announced its results for the three months ended March 31, 2014. A copy of the Company’s press release containing such announcement is attached hereto as Exhibit 99.1. The information in the press release is incorporated by reference into this Item 2.02 of this Current Report on Form 8-K.

Except as shall be expressly set forth by specific reference, the information contained or incorporated by reference in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

10.1	Lease Agreement between The Irvine Company LLC and the Company, dated May 1, 2014.
99.1	Press release, dated May 7, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCEPT PHARMACEUTICALS, INC.

Date: May 7, 2014	/s/ Mark Pruzanski
Mark Pruzanski, M.D. President and Chief Executive Officer